                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                   Settlement Date      12/31/01
                                                   Determination Date    1/10/02
                                                   Distribution Date     1/15/02


I.      All Payments on the Contracts                                                                        1,922,913.08
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                    132,768.31
III.    Repurchased Contracts                                                                                        0.00
IV.     Investment Earnings on Collection Account                                                                    0.00
V.      Servicer Monthly Advances                                                                               46,269.99
VI.     Distribution from the Reserve Account                                                                      231.71
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                      8,566.99
VIII.   Transfers to the Pay-Ahead Account                                                                      (7,748.73)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                     0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                    -50.36

Total available amount in Collection Account                                                                $2,102,950.99
                                                                                                            =============


DISTRIBUTION AMOUNTS                                  Cost per $1000
--------------------                                  --------------

1.   (a)  Class A-1 Note Interest Distribution                                                0.00
     (b)  Class A-1 Note Principal Distribution                                               0.00
          Aggregate Class A-1 Note Distribution        0.00000000                                                    0.00

2.   (a)  Class A-2 Note Interest Distribution                                                0.00
     (b)  Class A-2 Note Principal Distribution                                               0.00
          Aggregate Class A-2 Note Distribution        0.00000000                                                    0.00

3.   (a)  Class A-3 Note Interest Distribution                                                0.00
     (b)  Class A-3 Note Principal Distribution                                               0.00
          Aggregate Class A-3 Note Distribution        0.00000000                                                    0.00

4.   (a)  Class A-4 Note Interest Distribution                                                 0.00
     (b)  Class A-4 Note Principal Distribution                                                0.00
          Aggregate Class A-4 Note Distribution        0.00000000                                                    0.00

5.   (a)  Class A-5 Note Interest Distribution                                            49,299.91
     (b)  Class A-5 Note Principal Distribution                                        1,684,403.11
          Aggregate Class A-5 Note Distribution       59.17075154                                            1,733,703.02

6.   (a)  Class A-6 Note Interest Distribution                                           128,375.00
     (b)  Class A-6 Note Principal Distribution                                                0.00
          Aggregate Class A-6 Note Distribution        5.41666667                                              128,375.00

7.   (a)  Class B Note Interest Distribution                                              59,285.00
     (b)  Class B Note Principal Distribution                                                  0.00
          Aggregate Class B Note Distribution          5.56666667                                               59,285.00

8.   (a)  Class C Note Interest Distribution                                              98,822.83
     (b)  Class C Note Principal Distribution                                                  0.00
          Aggregate Class C Note Distribution          5.70833312                                               98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                 25,365.40
       (b)  Reimbursement of prior Monthly Advances                                       57,399.74
               Total Servicer Payment                                                                           82,765.14

10.  Deposits to the Reserve Account                                                                                 0.00

Total Distribution Amount from Collection Account                                                           $2,102,950.99
                                                                                                           ==============
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                          0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections               0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                 4,663.97
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)      4,553.36
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                               9,217.33
                                                                                                           ==============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                25.48216
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)     24.87784
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                  50.36

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @   5.845%                                                                  0.00
        (b) Class A-2 Notes    @   0.06028                                                                 0.00
        (c) Class A-3 Notes    @   6.140%                                                                  0.00
        (d) Class A-4 Notes    @   6.250%                                                                     0
        (e) Class A-5 Notes    @   6.420%                                                             49,299.91
        (f) Class A-6 Notes    @   6.500%                                                                128375
                     Aggregate Interest on Class A Notes                                                                177,674.91

        (g) Class B Notes @                        0.0668                                                                59,285.00

        (h) Class C Notes @                 0.0685                                                                       98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                0.00
        (b) Class A-2 Notes                                                                                0.00
        (c) Class A-3 Notes                                                                                0.00
        (d) Class A-4 Notes                                                                                0.00
        (e) Class A-5 Notes                                                                                0.00
        (f) Class A-6 Notes                                                                                   0

        (g) Class B Notes                                                                                  0.00
                                                                                                    -----------

        (h) Class C Notes                                                                                  0.00


3.   Total Distribution of Interest                                            Cost per $1000
        (a) Class A-1 Notes                                                      0.00000000                0.00
        (b) Class A-2 Notes                                                                     0          0.00
        (c) Class A-3 Notes                                                      0.00000000                0.00
        (d) Class A-4 Notes                                                      0.00000000                   0
        (e) Class A-5 Notes                                                      1.68259078           49,299.91
        (f) Class A-6 Notes                                                      5.41666667              128375
                     Total Aggregate Interest on Class A Notes                                                          177,674.91

        (g) Class B Notes                                                             5.566666667                        59,285.00

--------------------------------------------
        (h) Class C Notes                                                                    5.71                        98,822.83

                                                                               ------------------


PRINCIPAL

                                                                                No. of Contracts
1.   Amount of Stated Principal Collected                                                             787,690.84
2.   Amount of Principal Prepayment Collected                                               59.00     695,688.65
3.   Amount of Liquidated Contract                                                             12     201,023.62
4.   Amount of Repurchased Contract                                                             0        0.00

       Total Formula Principal Distribution Amount                                                                    1,684,403.11

5.   Principal Balance before giving effect to Principal Distribution                                Pool Factor
        (a) Class A-1 Notes                                                                           0.0000000               0.00
        (b) Class A-2 Notes                                                                           0.0000000               0.00
        (c) Class A-3 Notes                                                                           0.0000000               0.00
        (d) Class A-4 Notes                                                                           0.0000000               0.00
        (e) Class A-5 Notes                                                                           0.3145029       9,214,936.11
        (f) Class A-6 Notes                                                                           1.0000000      23,700,000.00

        (g) Class B Notes                                                                             1.0000000      10,650,000.00

        (h) Class C Notes                                                                             1.0000000      17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                                               ------------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                                    Cost per $1000
        (a) Class A-1 Notes                                                      0.00000000                                   0.00
        (b) Class A-2 Notes                                                      0.00000000                                   0.00
        (c) Class A-3 Notes                                                      0.00000000                                   0.00
        (d) Class A-4 Notes                                                      0.00000000                                   0.00
        (e) Class A-5 Notes                                                      57.48816075                          1,684,403.11
        (f) Class A-6 Notes                                                      0.00000000                                      0

        (g) Class B Notes                                                        0.00000000                                   0.00

        (h) Class C Notes                                                        0.00000000                                   0.00


8.   Principal Balance after giving effect to Principal Distribution                                 Pool Factor
        (a) Class A-1 Notes                                                                           0.0000000               0.00
        (b) Class A-2 Notes                                                                           0.0000000               0.00
        (c) Class A-3 Notes                                                                           0.0000000               0.00
        (d) Class A-4 Notes                                                                           0.0000000               0.00
        (e) Class A-5 Notes                                                                           0.2570148       7,530,533.00
        (f) Class A-6 Notes                                                                           1.0000000      23,700,000.00

        (g) Class B Notes                                                                             1.0000000      10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                             1.0000000      17,312,029.25

POOL  DATA

                                                                                            Aggregate
                                                                                No. of Contracts   Principal Balance
1.   Pool Stated Principal Balance as of                  37256                       2,173            59,192,562.25

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                                           41               1,164,308.47    0.019669844
              (b) 60-89 Days                                                           10                  127861.26     0.00216009
              (c) 90-119 Days                                                           3                 164,798.70    0.002784112
              (d) 120 Days +                                                            0                       0.00              0

3.   Contracts Repossessed during the Due Period                                        1                 236,161.70

4.   Current Repossession Inventory                                                     2         254,288.54

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                      12         201,023.62
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                132,768.31
       Total Aggregate Net Losses for the preceding Collection Period                                                     68,255.31

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       471,437.76

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                      529                        4,731,556.96

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.106%

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               111.383



TRIGGER ANALYSIS

1.   (a)  Average 60+ Delinquency Percentage           1.400%
     (b)  Delinquency Percentage Trigger in effect ?            NO

2.   (a)  Average Net Loss Ratio                       0.025%
     (b)  Net Loss Ratio Trigger in effect ?                    NO
     (c)  Net Loss Ratio (using ending Pool Balance)   0.057%

     (a)  Servicer Replacement Percentage              0.098%
     (b)  Servicer Replacement Trigger in effect ?              NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                               25,365.40

2.   Servicer Advances                                                                                                    46,269.99

3.    (a)  Opening Balance of the Reserve Account                                                                      5,325,240.59
      (b)  Deposits to the Reserve Account                                                                      0.00
      (c)  Investment Earnings in the Reserve Account                                                       9,449.04
      (d)  Distribution from the Reserve Account                                                           (9,449.04)
      (e)  Ending Balance of the Reserve Account                                                                       5,325,240.59

4.   Specified Reserve Account Balance                                                                                 5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                       32,954.92
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                                    7,366.45
      (c)  Investment Earnings in the Pay-Ahead Account                                                        69.29
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                                 (16,165.82)
      (e)  Ending Balance in the Pay-Ahead Account                                                                        32,954.92